Exhibit 99.1

Allison Transmission announces Fred Bohley as next CFO

INDIANAPOLIS – May 11, 2018 – Allison Transmission Holdings Inc. (NYSE: ALSN) announced today that its board of directors has appointed G. Frederick Bohley III as Vice President, Chief Financial Officer and Treasurer, effective June 1.

“Fred has been an instrumental member of our organization for many years,” said David S. Graziosi, President and CFO of Allison. “I have worked closely with Fred, and I am confident in his ability to continue driving our vision and values in his new role as Chief Financial Officer.”

Mr. Bohley has been with Allison Transmission since 1991 and currently serves as Vice President, Finance and Treasurer. Mr. Bohley began his career with the Finance department where he held positions of increasing responsibility, including General Accountant, Tax Specialist, Internal Auditor, Plant Analyst, Manager of Manufacturing Analysis and Manager of Financial Planning and Analysis. In 2001, Mr. Bohley joined Marketing, Sales and Service where he held the position of National Account Executive. In 2003, he relocated to Sao Paulo, Brazil as Director of Latin American Operations, and he returned in 2006 as Director of International Marketing and Business Planning. In October 2007, following Allison’s divestiture from General Motors, Mr. Bohley rejoined the Finance department and was promoted to Executive Director of Financial Planning and Analysis, Pricing and International Finance. He added Investor Relations to his responsibilities in January 2013 and Business Planning in August 2014. He was promoted to Vice President, with the added responsibility of supervising the treasury department, in March 2016 and became Treasurer in July 2017.

“I am honored to assume the role of Chief Financial Officer,” said Mr. Bohley. “I look forward to working with Dave, the Allison leadership team and our board of directors to ensure Allison remains an industry leader in fully automatic transmissions, while also realizing new opportunities that lie ahead. We are focused on improving the way the world works.”

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in electric hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; uncertainty in the global regulatory and business environments in which we operate; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles and other external factors impacting demand; U.S. and foreign defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; our intention to pay dividends and repurchase shares of our common stock and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contacts

Investor Relations

ir@allisontransmission.com

317-242-3078

Media Relations

media@allisontransmission.com

317-242-3432

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Fred Bohley has been appointed as Vice President, Chief Financial Officer and Treasurer of Allison Transmission, effective June 1, 2018.